EXHIBIT 10.4

Restricted Stock Unit Agreement
Director Version 06/03/2013

NU SKIN ENTERPRISES, INC.
AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN
 STOCK OPTION AGREEMENT
This Stock Option Agreement and Participant's award summary (the "Award Summary"), which can be accessed in Participant's My Awards on the Morgan Stanley Benefit Access Website at www.benefitaccess.com (or the website of any other stock plan administrator selected by the Company in the future) (collectively, the "Agreement") sets forth the terms and conditions of the Options granted to Participant under the Amended and Restated Nu Skin Enterprises, Inc. 2010 Omnibus Incentive Plan (the "Plan").  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.  Unless otherwise defined herein, the capitalized terms in this Agreement shall have the same defined meaning assigned to them in the Plan.
1.            Grant of Options.

1.1            Grant of Options.  Effective as of the date of grant specified in the Award Summary, the Company grants to Participant Options to purchase up to the number of shares of the Company's Class A common stock ("Shares") specified in the Award Summary. Such Options are granted as an incentive to work to increase the value of the Company for its stockholders.
1.2            Nature of Options. The Award Summary shall designate whether the Options are a Nonqualifed Stock Option or Incentive Stock Option. Options awarded under this Agreement may not be exercised at any time until such Options are vested as provided in the Award Summary governing such Options. Except as otherwise provided in the Award Summary or this Agreement, the Options granted hereunder shall terminate on the earlier of (i) the seventh anniversary of the Date of Grant, or (ii) the date such Options are fully exercised, unless earlier terminated under Section 4 or 5 of this Agreement.
1.3            Vesting of Options.  The Options shall vest on the dates (the "Vesting Dates") and in the amounts determined by the Committee and set forth in the Award Summary, provided that Participant remains in the Continuous Service of the Company (as defined in Section 4 below) during the period commencing on the date of grant and ending on each of the respective Vesting Dates (the "Vesting Period") except as otherwise provided in Section 4.
1.4            Exercise of Options. Options shall become exercisable at such time, as may be provided herein and shall be exercisable as provided on the Morgan Stanley Benefit Access Website at www.benefitaccess.com (or the website of any other stock plan administrator selected by the Company in the future) or by written notice of such exercise, in the form prescribed by the Committee, to the person designated by the Committee at the corporate offices of Nu Skin Enterprises. The notice shall specify the number of Options that are being exercised. The Option Price shall be payable on the exercise of the Options and shall be paid in cash, in shares of Class A common stock, including shares of Class A common stock acquired pursuant to the Plan, part in cash and part in shares, or such other manner as may be approved by the Committee consistent with the terms of the Plan as it may be amended from time to time. Shares of Class A common stock transferred in payment of the Option Price shall be valued as of the date of transfer based on the Fair Market Value of the Company's Class A common stock, which, for purposes hereof, shall be considered to be the average closing price of the Company's Class A common stock as reported on the New York Stock Exchange for the ten (10) trading days just prior to the date of exercise. Only shares of the Company's Class A common stock which have been held for at least six (6) months may be used to exercise the Option.

1.5            Stockholder Rights.  Unless and until the Shares are issued by the Company upon exercise of the Options, Participant shall have none of the rights or privileges of a shareholder of the Company (including voting, dividend and liquidation rights) with respect to the Shares covered by the Options.
2.            Securities Law Compliance.  Participant represents that Participant has received and carefully read a copy of the Prospectus for the Plan, together with the Company's most recent Annual Report to Stockholders.  Participant hereby acknowledges that Participant is aware of the risks associated with the Shares and that there can be no assurance the price of the Shares will not decrease in the future.  Participant hereby acknowledges no representations or statements have been made to Participant concerning the value or potential value of the Shares.  Participant acknowledges that Participant has relied only on information contained in the Prospectus and has received no representations, written or oral, from the Company or its employees, attorneys or agents, other than those contained in the Prospectus or this Agreement.  Participant acknowledges that the Company has made no representations or recommendations, and is not providing any tax, legal or financial advice, regarding Participant's participation in the Plan, or Participant's acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
3.            Transfer Restrictions.  Participant shall not transfer, assign, sell, encumber, pledge, grant a security interest in or otherwise dispose of the Options subject to this Agreement in any manner other than by the laws of descent or distribution, and shall be exercised, during the lifetime of the Participant, only by the Participant. Any such transfer, assignment, sale, encumbrance, pledge, security interest or disposition shall be void and shall result in the automatic termination of the Options and this Agreement.

4.            Termination of Continuous Service.  In the event Participant's Continuous Service (as defined below) is terminated for any reason prior to the full vesting of the Options, the Options granted hereunder shall terminate to the extent they are not vested as of the termination of Participant's Continuous Service, as determined in accordance with Section 10(f) below, and Participant shall not have any right to exercise such unvested Options. In the event Participant's Continuous Service is terminated for any reason, all Options granted hereunder that are vested but unexercised at the time of termination of Continuous Service shall terminate upon the earliest of the following: (i) the full exercise of the Options, (ii) the expiration of the Options by their terms, or (iii) three years following the date of termination of Continuous Service. "Continuous Service" means that Participant's service as a member of the Board of Directors of the Company is not interrupted or terminated.  Subject to the requirements of applicable law, the Committee, in its sole discretion, shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or a Subsidiary, including sick leave, military leave or any other personal leave.

5.            Forfeiture.  If at any time during Participant's Continuous Service or at any time during the 12-month period following termination of Participant's Continuous Service, a Forfeiture Event (as defined below) occurs, then at the election of the Committee, (a) this Agreement and all Options granted hereunder shall terminate, and (b) Participant shall return to the Company for cancellation all Shares held by Participant plus pay the Company the amount of any proceeds received from the sale of any Shares to the extent such Shares were issued pursuant to Options granted under this Agreement that were exercised (i) during the 12-month period immediately preceding the Forfeiture Event, or (ii) on the date of or at any time after such Forfeiture Event.

"Forfeiture Event" means the following:
(a)	an act of fraud or intentional misrepresentation related to Participant's services;
(b)	disclosure or use of confidential information in a manner detrimental to the Company;
(c)	competing with the Company; or
(d)
any other willful misconduct by Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company. The Committee, in its sole discretion, may waive at any time in writing this forfeiture provision and release Participant from liability hereunder.

6.            Governing Plan Document.  This Agreement incorporates by reference all of the terms and conditions of the Plan, as presently existing and as hereafter amended.  Participant expressly acknowledges and agrees that the terms and provisions of this Agreement are subject in all respects to the provisions of the Plan.  Participant also expressly:

(a)
Acknowledges receipt of the Plan and represents that Participant is familiar with the provisions of the Plan, and that Participant enters into this Agreement subject to all of the provisions of the Plan;

(b)
Recognizes that the Committee has been granted complete authority to administer the Plan in its sole discretion, and agrees to accept all decisions related to the Plan and all interpretations of the Plan made by the Committee as final and conclusive upon Participant and upon all persons at any time claiming any interest through Participant in the Options or the Shares subject to this Agreement; and

(c)
Acknowledges and understands that the establishment of the Plan and the existence of this Agreement are not sufficient, in and of themselves, to exempt Participant from the requirements of Section 16(b) of the Exchange Act, as amended and any rules or regulations promulgated thereunder, and that Participant (to the extent Section 16(b) applies to Participant) shall not be exempt from such requirements pursuant to Rule 16b-3 unless and until Participant shall comply with all applicable requirements of Rule 16b-3, including without limitation, the possible requirement that Participant must not sell or otherwise dispose of any Share acquired hereby unless and until a period of at least six months shall have elapsed between the date upon which such Options was granted to Participant and the date upon which Participant desires to sell or otherwise dispose of any Share acquired under such Options.

7.            Representations and Warranties.  As a condition to the receipt of any Shares upon exercise of the Options, the Company may require Participant to make any representations and warranties to the Company that legal counsel to the Company may determine to be required or advisable under any applicable law or regulation, including without limitation, representations and warranties that the Shares are being acquired only for investment and without any present intention or view to sell or distribute any such shares.

8.            Compliance With Law and Regulations.  Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any shares issuable upon exercise of the Options prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission ("SEC") or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.  Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Participant's consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

9.            Responsibility for Taxes.  Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant's participation in the Plan and legally applicable to Participant or deemed by the Company in its discretion to be an appropriate charge to Participant even if legally applicable to the Company ("Tax-Related Items"), is and remains Participant's responsibility and may exceed the amount actually withheld by the Company.  Participant further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including, but not limited to, the grant, vesting or exercise of the Options, the subsequent sale of any Shares acquired at exercise and the receipt of any dividends; and (b) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate Participant's liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.
In this regard, Participant authorizes the Company, or the Company's respective agents, at the Company's discretion, to satisfy the obligations with respect to all Tax-Related Items by one or a combination of the following:
(a)
withholding from proceeds of the sale of Shares acquired upon exercise of the Options either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant's behalf pursuant to this authorization); or

(b)	withholding from Participant's wages or other cash compensation paid to Participant by the Company; or
(c)	withholding in Shares to be issued upon exercise of the Options.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of Participant's participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with Participant's obligations in connection with the Tax-Related Items.

10.            Nature of Grant.  In accepting the Options, Participant acknowledges, understands and agrees that:

(a)	the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)
the grant of Options is voluntary and occasional and does not create any contractual or other right to receive future awards of Options, or benefits in lieu of Options even if Options have been awarded in the past;

(c)	nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in the service of the Company as a Director or in any other capacity;
(d)	all decisions with respect to future grants of Options or other grants, if any, will be at the sole discretion of the Company;
(e)	Participant's participation in the Plan is voluntary; and
(f)
in the event of the termination of Participant's Continuous Service, and unless otherwise expressly provided in this Agreement or determined by the Company, Participant's right to vest in the Options under the Plan, if any, will terminate as of the date Participant's Continuous Service terminated, as determined by the Committee in its sole discretion; similarly, any right to exercise Options after termination of Participant's Continuous Service will be measured from the date Participant is no longer providing Continuous Service, as determined by the Committee in its sole discretion.

11.            Miscellaneous Provisions.

11.1            Notices.  Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the sender's local mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the latest address on file or at such other address as such party may designate by ten days advance written notice under this Section to all other parties to this Agreement.
11.2            Waiver.  The failure of the Company in any instance to exercise any rights under this Agreement, including the forfeiture rights under Section 5, shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Participant.  Participant acknowledges that no waiver by the Company of any breach of any provision of this Agreement shall operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant, whether of like or different nature.
11.3            Imposition of Other Requirements & Participant Undertaking.  The Company reserves the right to impose other requirements on Participant's participation in the Plan, on the Options and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons.  Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out the foregoing or one or more of the obligations or restrictions imposed on either Participant or the Shares pursuant to the provisions of this Agreement.

11.4            Entire Contract.  This Agreement and the Plan constitute the entire understanding and agreement of the parties with respect to the subject matter contained herein.  This Agreement is made pursuant to, and incorporates by reference, the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.
11.5            Language.  If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.
11.6            Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
11.7            Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant's permitted assigns and the legal representatives, heirs and legatees of Participant's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.  Participant may not assign this Agreement other than by the laws of decent and distribution.
11.8            Severability.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
11.9            Governing Law and Choice of Venue.  The Options and the provisions of this Agreement shall be governed by, and subject to, the laws of the State of Utah, United States, without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under the Agreement or this grant of Options, the parties hereby submit to and consent to the jurisdiction of the State of Utah, agree that such litigation shall be conducted in the courts of Utah County, Utah, or the federal courts of the United States for the District of Utah, where this grant is made and/or to be performed.
By electronically accepting the Agreement and participating in the Plan, Participant agrees to be bound by the terms and conditions in the Plan and this Agreement.  Within six months of the date of grant, if Participant has not electronically accepted this Agreement on Morgan Stanley Smith Barney's website, or the website of any other stock plan service provider appointed by the Company, then this award shall automatically be deemed accepted, and Participant shall be bound by the terms and conditions in the Plan and this Agreement.